UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On June 3, 2005, the Board of Directors of National Fuel Gas Company (the “Company”) approved and adopted the National Fuel Gas Company Performance Incentive Program (the “Program”). The Program is designed to attract, retain, motivate and reward officers and key employees by providing them with long-term incentive opportunities directly linked to the Company’s performance. Officers or key employees selected by the Chief Executive Officer (“CEO”) and approved by the Compensation Committee (the “Committee”) are eligible to participate in the Program, provided that the eligibility of the CEO to participate is determined by the Committee.

        For each participant in the Program, the CEO establishes, subject to the approval of the Committee, a cash bonus opportunity (the “Target Incentive”) with respect to a performance period of more than one fiscal year, as designated by the Committee (the “Performance Period”). The Committee establishes one or more performance objectives (“Performance Conditions”) which must be achieved for a Participant to receive payment of the Target Incentive (or a multiple thereof). The Performance Condition is the Company’s total return on capital as compared to that of a group of peer companies, unless an alternative measure is established by the Committee. The Committee establishes levels of performance at which 50%, 100% and 200% of the Target Incentive will be payable, and may establish additional levels of performance as well. For performance levels between established levels, a portion of the Target Incentive will be payable as determined by mathematical interpolation.

        The Committee has designated a Performance Period of October 1, 2004 to September 30, 2007 and selected total return on capital as the Performance Condition. Payment will be made in accordance with the Program if the Company achieves performance as detailed below:

National Fuel Rank as a Percentile of Peer Group	Percentage of Target Incentive Paid

Less than 45.01% 45.01% 60.00% 75.00% 100.00%	0% 50.00% 100.00% 150.00% 200.00%

        The Committee has approved the following Target Incentives for the following executive officers of the Company: P. C. Ackerman, $525,000; D. J. Seeley, $380,000; D. F. Smith, $195,000; J. A. Beck, $360,000; R. J. Tanski, $60,000; A. M. Cellino, $60,000; J. R. Pustulka, $45,000; J. D. Ramsdell, $100,000; and P. M. Ciprich, $25,000.

        Pursuant to Internal Revenue Service Transition Rules under Internal Revenue Code Section 409A, the Board of Directors of the Company also authorized on June 3, 2005 the payment in 2005 of certain amounts of compensation previously deferred under the Company’s Deferred Compensation Plan, including the following approximate amounts to the following executive officers of the Company: D. F. Smith, $63,158; R. J. Tanski, $120,156; A. M. Cellino, $53,167; J. R. Pustulka, $41,669; and J. D. Ramsdell, $38,774. In addition, the Board of Directors authorized the payment in 2005 of certain amounts previously credited to employees under provisions of the Company’s Tophat Plan relating to the Company’s Tax-Deferred Savings Plan for Non-Union Employees, including the following approximate amounts to the following executive officers of the Company: D. F. Smith, $66,730; J. A. Beck, $72,375; J. D. Ramsdell, $16,019; and P. M. Ciprich, $18,251.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	National Fuel Gas Company Performance Incentive Program

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ James R. Peterson James R. Peterson Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	National Fuel Gas Company Performance Incentive Program